Exhibit 99.(13)(k)

Schedule A

Dated September 10, 2012
To The
Expense Limitation Agreement
Dated January 27, 2012
Between
Touchstone Investment Trust and Touchstone Advisors, Inc.

Fund	Operating Expense Limit	Termination Date
Core Bond Fund	0.83% for Class A shares	April 16, 2014

	1.58% for Class C shares	April 16, 2014

	0.58% for Class Y shares	April 16, 2014

	0.50% for Institutional shares	April 16, 2014

High Yield Fund	0.99% for Class A shares	September 10, 2013

	1.74% for Class C shares	September 10, 2013

	0.74% for Class Y shares	September 10, 2013

	0.59% for Institutional shares	September 10, 2013

Institutional Money Market Fund	0.20%	January 27, 2013

Money Market Fund	0.85% for Class A shares	January 27, 2013

	0.90% for Class S shares	January 27, 2013

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE INVESTMENT TRUST

By:	/s/Terrie A. Wiedenheft
Terrie A. Wiedenheft
Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ Jill T. Mcgruder
Jill T. Mcgruder
CEO

By:	/s/ Terrie A. Wiedenheft
Terrie A. Wiedenheft
CFO